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                                                 IN THE CASE OF ANY DISCREPANCY,
                                   THE GERMAN LANGUAGE VERSION SHALL BE BINDING.




                               EMPLOYMENT CONTRACT




                                     between



                            DISTINCTIVE DEVICES INC.
                        ONE BRIDGE PLAZA NORTH, SUITE 100
                               FORT LEE, NJ 07024
                                       USA



                                       and



                                       MR.
                            WINFRIED MICHAEL KLIMEK,
                                BERLINERSTRASSE 6
                               23611 BAD SCHWARTAU
                                     GERMANY



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Mr. Winfried Michael Klimek and Distinctive Devices Inc. (the "Company"), a US
stock corporation under Delaware law, represented by its President & Chief Executive Officer, Mr. Sanjay Mody, have agreed upon an employment contract as follows:


SS. 1    AREA OF RESPONSIBILITY/RESPONSIBILITIES

(1) By the supervisory board's decision with effect from January 1, 2004, Mr. Klimek has been appointed member of the board of directors of the company. The appointment is valid for three years, that is, until December 31, 2006.

(2) Mr. Klimek represents the Company together with another board member or holder of a general power of attorney ("Prokurist").

         Mr. Klimek's rights and responsibilities are based upon the law, the bylaws of the Company, the standing orders of the board and this employment contract.

         Mr. Klimek's area of responsibility is based upon the current business distribution plan of the board. It is incumbent upon Mr. Klimek to responsibly manage the business portfolio strategy, marketing and sales.


SS. 2    SALARY

(1) As payment for his work activities, Mr. Klimek receives a fixed yearly base salary in the amount of

                            (EURO) 180 000.00 (GROSS)
                 (in words: one hundred eighty thousand euros).

         The salary will be paid in twelve equal installments at the end of each calendar month.

         The Company agrees to pay the part of the pension plan fee specified by law in the case of compulsory insurance contribution. The Company also makes a corresponding contribution if Mr. Klimek produces proof of a replacement life insurance. Apart from that, the Company makes the employer's contribution, as specified by law, to a public or private health insurance plan.

(2) The base salary will be reexamined every two years. A legal entitlement to increase does not result from this reexamination.


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(3)      In addition, Mr. Klimek receives 1,250,000 stock options in accordance with Section 6.3 (a) - (c) of the Share Purchase Agreement between Media-Hill Communication Beratungs- und Vertriebs GmbH and the Company, which was closed on the basis of the October 3, 2003 Term Sheet, and which, in this respect, regulates the following:

         "KLIMEK EMPLOYMENT AGREEMENTEmployment Terms. The Purchaser shall cause the Company to execute an employment agreement with Winfried M. Klimek as Managing Director, in the form attached hereto as Exhibit H (the "Employment Agreement"), effective immediately after the Closing.

               Stock Options. In addition, the Purchaser shall grant to Winfried
               M. Klimek options (the "Options") to purchase 1,250,000 shares of Purchaser Common Stock at an exercise price of the lower of (i) the average market price of Purchaser Common Stock for the ten trading days immediately preceding the Closing Date or (ii) $0.70 per Share, vesting as to 25% of the shares six (6) months after grant, and 25% per year on the first three anniversary dates of the Closing, exercisable for five years from the Closing.

               Indemnification Obligations. For the express purpose of securing the Seller's indemnification obligations pursuant to Article X hereof, the Purchaser reserves the right to credit the Option rights to be granted to Mr. Klimek under Section 6.3(b) against any Losses suffered or incurred by the Purchaser arising under
               Article X hereof. The Option will be valued at US$0.50 per Share solely for the particular purpose of any reduction by reason of the indemnification obligation."


SS. 3    CONTINUATION OF SALARY PAYMENT IN THE CASE OF SICKNESS OR DEATH

(1) Should Mr. Klimek become handicapped during the execution of his duties as a result of sickness or another reason not his own fault, he will continue to receive his base salary in accordance with ss. 2 paragraph 1 for a period of twelve months at the most, or through the end of this contract. At the same time, the rights in accordance with ss. 2 paragraph 3 remains unchanged; it decreases in proportion to the length of time if the inability to work is uninterrupted for longer than a six month period.

(2) In the case of his death, his surviving dependents (widow and children entitled to maintenance) would continue to receive the base salary in accordance with ss. 2 paragraph 1 for a period of six months beginning with the passing of the month of his death. During this time, payments to the surviving dependents on the basis of an existing company pension in Mr. Klimek's name will not be made.


SS. 4    FRINGE BENEFITS

(1) For reimbursement of expenses for business trips, representation and entertainment of business partners, in so far as they arise in the interests of the Company, the guidelines of the Company, which inasmuch as become part of this contract, apply. Expenses exceeding the estimate


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         amount permissible under tax regulations are to be covered individually.

(2) The Company makes available to Mr. Klimek for the duration of the employment contract an adequate company car, also for private use. Maintenance and running costs will be covered by the Company. Taxation of this payment in kind for the private use is chargeable to Mr. Klimek.

(3) The Company takes out an accident insurance policy in Mr. Klimek's name for the duration of the employment contract, which also covers private risks and which has the following amounts of coverage:

         in case of death:              DM         500.000,-
         in case of disability:         DM       1.000.000,-.

         Mr. Klimek or his heirs are directly entitled to any claims on the insurance. Mr. Klimek bears the cost of incurred taxation on the premium payment.

(4) For telephone calls on his private telephone line given rise to in carrying out his business duties, the Company will reimburse Mr. Klimek 50% of his private telephone fees upon production of the monthly telephone bill.


SS. 5    VACATION

         Mr. Klimek is entitled to a paid vacation of thirty (30) workdays. The vacation is to be restricted so as not to impair the interests of the Company.


SS. 6    BUSINESS INVENTIONS

         Mr. Klimek's business inventions will be handled according to the requirements of the law on employee inventions of July 25, 1957, namely the "Guidelines for the Payment of Employee Inventions in Private Business" enacted on July 20, 1957 with respect thereto.


SS. 7    SECRECY

(1) Mr. Klimek is obliged to maintain secrecy regarding all business and operational matters learned of within the framework of his work activities, especially business and company secrets. The obligation to maintain secrecy continues even after the end of the employment relationship.


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(2)      He is obliged, upon leaving, to return all documents in his possession which are related to his work activities.


SS. 8    LENGTH OF CONTRACT AND TERMINATION

(1) This employment contract is agreed to for the duration of Mr. Klimek's appointment, which begins on January 1, 2004 and ends on December 31, 2004.

(2) The contract is renewed for the duration of each renewed appointment. The Company will inform Mr. Klimek whether his period in office is renewed no later than eight (8) months before expiration of the contract. Should the renewal not be expressly arranged otherwise, the contract regulations established here will apply.

(3) In the event of premature conclusion of this employment contract for an important reason,ss. 626 BGB applies. The termination must be drawn up in writing to be effective.

(4) Unless otherwise agreed upon, Mr. Klimek's employment contract will not be renewed beyond the calendar year in which he attains the age of sixty-five (65).


SS. 11   CLOSING PROVISIONS

(1) Agreements outside of this contract were not made. Changes and amendments to the contract must be drawn up in writing. A verbal exemption from the requirement to put changes in writing is null and void.

(2) Should individual provisions of the contract be or become void, the legal force of the remaining provisions is not affected. A fair arrangement nearest that which the parties intended according to their economic goals takes the place of the void provision or shall be used for the revision of eventual gaps in the contract. German law applies.


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THIS 15TH DAY OF JANUARY 2004



DISTINCTIVE DEVICES INC.

By:      /s/ Sanjay Mody
         ---------------
Name:    Sanjay Mody
Title:   President & Chief Executive Officer



WINFRIED MICHAEL KLIMEK
By:      /s/ Winfried Michael Klimek
         ---------------------------
Title:   Chief Executive Officer